UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

nDivision Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

47-5133966
(IRS Employer Identification No.)

4925 Greenville Avenue, Suite 200, Dallas, TX 75206
 (Address of registrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

___________________________________	___________________________________

___________________________________	___________________________________

___________________________________	___________________________________

If this form relates to the registration of a class of Securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. []

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-212446

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

The Registrant hereby incorporates its filing pursuant to Rule 424(b), filed on October 11, 2016.

Item 2. Exhibits

The Registrant hereby incorporates its filings pursuant to Form S-1, filed on July 8, 2016 and September 2, 2016, its filings pursuant to Form 10-Q on February 1, 2017, May 3, 2017, August 3, 2017 and February 6, 2018, its filings pursuant to Form 10-K on December 28, 2016, January 31, 2017 and December 20, 2017 and its filings pursuant to Form 8-K on March 22, 2017, February 14, 2018, February 16, 2018, March 2, 2018 and March 30, 2018.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

nDivision Inc.

By: /s/ Alan Hixon	April 12, 2018
Alan Hixon, Chief Executive Officer